DHI Group Reports Second Quarter 2026 Results with 14% ClearanceJobs Revenue Growth and 24% ClearanceJobs Bookings Growth; Reaffirms Full-Year Revenue Guidance and Raises Dice Margin Outlook

CENTENNIAL, Colorado, August 5, 2026 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights Compared to the Second Quarter 2025(1)

▪Total revenue was $31.3 million, down 2%.
•ClearanceJobs revenue was $15.6 million, up 14%.
•Dice revenue was $15.8 million, down 14%.
▪Total bookings were $27.7 million, up 2%.
•ClearanceJobs bookings were $14.3 million, up 24%.
•Dice bookings were $13.4 million, down 14%.
▪Net income was $2.6 million, or $0.06 per diluted share, a net income margin of 8%, compared to net loss of $0.8 million, or $0.02 per diluted share, a net income margin of negative 3%.
▪Non-GAAP earnings per share was $0.09 per diluted share, compared to $0.07 per diluted share.
▪Adjusted EBITDA decreased 2% to $8.3 million, an Adjusted EBITDA Margin of 27% compared to Adjusted EBITDA of $8.5 million, and a margin of 27%.
•ClearanceJobs Adjusted EBITDA was $6.0 million with a 39% Adjusted EBITDA Margin, compared to Adjusted EBITDA of $6.1 million, and a 45% Adjusted EBITDA Margin.
•Dice Adjusted EBITDA was $4.2 million with a 26% Adjusted EBITDA Margin, compared to Adjusted EBITDA of $4.2 million, and a 23% Adjusted EBITDA Margin.
▪Cash flow from operations was $6.1 million, compared to $6.9 million while fixed asset purchases declined $0.4 million, or 20%, to generate free cash flow of $4.5 million, compared to $4.8 million.
▪Cash was $3.8 million at quarter end compared to $2.9 million at the end of last year.
▪Total debt at the end of the quarter was $32.0 million compared to $30.0 million at the end of last year.
▪The Company repurchased 0.7 million shares for $2.0 million in the second quarter under its stock repurchase program and from the vesting of share-based awards.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Earnings Per Share, and Free Cash Flow, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"Our second quarter results demonstrate that we are executing against the strategy we outlined at the beginning of the year. ClearanceJobs is performing exceptionally well, with bookings increasing 24% year over year, supported by improving demand from both traditional defense contractors and a growing number of commercial companies pursuing government work for the first time. At the same time, Point Solutions Group also exceeded our expectations, further expanding the strategic value of the ClearanceJobs platform.

"While the broader technology hiring market remains in the early stages of recovery, we see encouraging signs of improvement. Demand for AI talent is accelerating, and today approximately three-quarters of new technology job postings require AI-related skills. This reinforces our belief that AI is increasing demand for highly skilled technology professionals rather than replacing them, positioning Dice well as hiring activity begins to recover. Together with our recurring revenue model, product innovation and disciplined execution, we believe DHI is well positioned to create long-term shareholder value."

Greg Schippers, CFO of DHI Group, commented:

"Our second quarter financial results reflect the resilience of our business model. Despite headwinds in Dice revenue, we generated Adjusted EBITDA of $8.3 million with a 27% margin while delivering nearly $4.5 million of free cash flow during the quarter. ClearanceJobs again produced exceptional profitability, while Dice maintained strong margins as we balance investments with disciplined expense management.

"Our strong cash generation continues to provide meaningful financial flexibility. During the quarter, we repurchased approximately 650,000 shares under our share repurchase program while at the same time investing in strategic growth initiatives and maintaining a healthy balance sheet. We remain committed to disciplined capital allocation and are reaffirming our revenue and consolidated Adjusted EBITDA margin guidance for the full year, while increasing our full-year Adjusted EBITDA margin outlook for Dice to 24%, as we continue executing our long-term strategy."

Fiscal 2026 Financial Guidance

DHI is reaffirming its previously issued revenue guidance for the full year 2026 and providing third quarter guidance. The Company is also maintaining its full year Adjusted EBITDA margin guidance of 25% for DHI and 40% for ClearanceJobs, while increasing its full-year Adjusted EBITDA margin guidance for Dice to 24% from 22%.

	ClearanceJobs		Dice		DHI
	Q3 2026	FY 2026	Q3 2026	FY 2026	Q3 2026	FY 2026
Revenues	$15M-$16M	$62M-$64M	$15M-$16M	$62M-$64M	$30M-$32M	$124M-$128M

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, August 5, 2026, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, ClearanceJobs and Dice, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets, backlog not accurately representing future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business and the development of new products and services, macroeconomic conditions, including government shutdowns, the impact of initiatives to restructure or streamline government agencies, such as DOGE, the risk that AI models will reduce demand for technology professionals in the workforce, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, a review of strategic alternatives may occur from time to time and the possibility that such review will not result in a transaction, inability to successfully integrate future acquisitions or identify and consummate future acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our indebtedness and our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to timely and efficiently scale, adapt and maintain our technology and infrastructure, capacity constraints, system failures or breaches of network security, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines' methodologies, failure to halt operations of third-party websites aggregating our data, our reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change, compliance with the continued listing standards of the New York Stock Exchange, volatility in our stock price, differences between estimates of financial projections and future results, failure to maintain controls over financial reporting, results of operations fluctuating on a quarterly and annual basis, our Section 382 Rights Plan may have an anti-takeover effect, anti-takeover provisions in our governing documents may make changes to management difficult, and disruption resulting from unsolicited offers to purchase the company. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment and goodwill, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Revenues	$31,341	$32,027	$61,034	$64,328

Operating expenses:
Cost of revenue	6,299	5,114	11,058	10,480
Product development	2,932	3,138	6,013	6,980
Sales and marketing	9,259	10,546	18,251	21,669
General and administrative	6,286	6,517	13,051	13,714
Depreciation	2,450	3,761	5,247	7,745
Amortization	303	—	538	—
Restructuring	—	4,216	—	6,486
Impairment of goodwill	—	—	—	7,800
Total operating expenses	27,529	33,292	54,158	74,874
Operating income (loss)	3,812	(1,265)	6,876	(10,546)
Income (loss) from equity method investment	(17)	(37)	(40)	27
Interest expense and other	(687)	(619)	(1,240)	(1,279)
Income (loss) before income taxes	3,108	(1,921)	5,596	(11,798)
Income tax expense (benefit)	511	(1,080)	1,467	(1,206)
Net income (loss)	$2,597	$(841)	$4,129	$(10,592)

Basic earnings (loss) per share	$0.06	$(0.02)	$0.10	$(0.23)
Diluted earnings (loss) per share	$0.06	$(0.02)	$0.10	$(0.23)

Weighted-average basic shares outstanding	40,604	45,354	41,009	45,429
Weighted-average diluted shares outstanding	42,093	45,354	42,218	45,429

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three months ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from (used in) operating activities:
Net income (loss)	$2,597	$(841)	$4,129	$(10,592)
Adjustments to reconcile net income (loss) to net cash flows from (used in) operating activities:
Depreciation	2,450	3,761	5,247	7,745
Amortization	303	—	538	—
Deferred income taxes	430	(184)	835	(398)
Amortization of deferred financing costs	42	36	78	72
Stock-based compensation	928	1,536	2,079	2,627
Loss (income) from equity method investment	17	37	40	(27)
Impairment of goodwill	—	—	—	7,800
Change in accrual for unrecognized tax benefits	20	(364)	40	(332)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	2,546	5,686	2,844	4,387
Prepaid expenses and other assets	780	604	1,087	868
Capitalized contract costs	43	328	14	(25)
Accounts payable and accrued expenses	(357)	1,929	(3,370)	(2,413)
Income taxes receivable/payable	(609)	(1,718)	(87)	(1,726)
Deferred revenue	(3,031)	(3,808)	1,520	1,402
Other, net	(61)	(136)	(485)	(274)
Net cash flows from operating activities	6,098	6,866	14,509	9,114
Cash flows used in investing activities:
Payment for acquisition, net of cash acquired	(202)	—	(5,188)	—
Purchases of fixed assets	(1,610)	(2,025)	(3,258)	(4,185)
Net cash flows used in investing activities	(1,812)	(2,025)	(8,446)	(4,185)
Cash flows from (used in) financing activities:
Payments on long-term debt	(36,000)	(3,000)	(37,000)	(8,000)
Proceeds from long-term debt	35,000	—	39,000	6,000
Financing costs paid	(576)	—	(576)	—
Payments under stock repurchase plan	(1,926)	(1,769)	(5,738)	(2,435)
Purchase of treasury stock related to taxes on vested restricted and performance stock units	(87)	(26)	(948)	(1,495)
Proceeds from issuance of common stock through ESPP	60	81	60	81
Net cash flows used in financing activities	(3,529)	(4,714)	(5,202)	(5,849)
Net change in cash for the period	757	127	861	(920)
Cash, beginning of period	3,012	2,655	2,908	3,702
Cash, end of period	$3,769	$2,782	$3,769	$2,782

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2026	December 31, 2025
Current assets
Cash	$3,769	$2,908
Accounts receivable, net	16,539	17,963
Income taxes receivable	235	148
Prepaid and other current assets	2,853	3,461
Total current assets	23,396	24,480
Fixed assets, net	11,398	13,288
Capitalized contract costs	6,468	6,482
Operating lease right-of-use assets	4,192	4,366
Investments	914	965
Acquired intangible assets	16,928	15,467
Goodwill	122,741	120,612
Other assets	2,638	2,583
Total assets	$188,675	$188,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,762	$13,636
Deferred revenue	41,187	39,653
Operating lease liabilities	1,115	1,788
Total current liabilities	53,064	55,077
Deferred revenue	272	286
Operating lease liabilities	7,627	7,390
Long-term debt	32,000	30,000
Deferred income taxes	951	116
Accrual for unrecognized tax benefits	609	569
Other long-term liabilities	73	298
Total liabilities	94,596	93,736
Total stockholders’ equity	94,079	94,507
Total liabilities and stockholders’ equity	$188,675	$188,243

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2026 and 2025 and balance sheets as of June 30, 2026 and December 31, 2025 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q2 2026	Q2 2025	$ Change	% Change
ClearanceJobs	$15,554	$13,626	$1,928	14%
Dice	15,787	18,401	(2,614)	(14)%
Total Revenue	$31,341	$32,027	$(686)	(2)%

Net income (loss) [1]	$2,597	$(841)	$3,438	n.m.
Net income (loss) margin[2]	8%	(3)%	n.m.	n.m.
Diluted earnings (loss) per share[1]	$0.06	$(0.02)	$0.08	n.m.
Non-GAAP earnings per share[4]	$0.09	$0.07	$0.02	29%
Adjusted EBITDA[3]	$8,316	$8,494	$(178)	(2)%
Adjusted EBITDA margin2 3	27%	27%	n.m.	n.m.

	Revenue
	YTD 2026	YTD 2025	$ Change	% Change
ClearanceJobs	$29,550	$27,003	$2,547	9%
Dice	31,484	37,325	(5,841)	(16)%
Total Revenue	$61,034	$64,328	$(3,294)	(5)%

Net income (loss)[3]	$4,129	$(10,592)	$14,721	n.m.
Net income (loss) margin[2]	7%	(16)%	n.m.	n.m.
Diluted earnings (loss) per share[3]	$0.10	$(0.23)	$0.33	n.m.
Non-GAAP earnings per share[4]	$0.17	$0.11	$0.06	55%
Adjusted EBITDA[4]	$16,460	$15,475	$985	6%
Adjusted EBITDA margin2 4	27%	24%	n.m.	n.m.

(1) For the three months ended June 30, 2026, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation and severance, professional fees and related costs of $1.8 million ($1.3 million net of tax), partially offset by discrete tax items of $0.3 million, resulting in a net negative impact of $1.0 million, or $0.03 per diluted share. For the three months ended June 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, severance, professional fees and related costs, and restructuring of $6.0 million ($4.6 million net of tax), partially offset by discrete tax items of $0.3 million, resulting in a net negative impact of $4.3 million, or $0.09 per diluted share.
(2) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(3) For the six months ended June 30, 2026, net income and diluted earnings per share includes the net negative impact of non-cash stock-based compensation and severance, professional fees and related costs of $3.8 million ($2.9 million net of tax), resulting in a net negative impact of $2.9 million, or $0.07 per diluted share. For the six months ended June 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, impairment, severance, professional fees and related costs, and restructuring of $18.3 million ($15.6 million net of tax) and discrete tax items of $0.2 million, resulting in a net negative impact of $15.8 million, or $0.34 per diluted share.

(4) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q2 2026	Q2 2025	$ Change	% Change
ClearanceJobs	$14,334	$11,569	$2,765	24%
Dice	13,362	15,551	(2,189)	(14)%
Total Bookings	$27,696	$27,120	$576	2%

	YTD 2026	YTD 2025	$ Change	% Change
ClearanceJobs	32,374	$28,386	$3,988	14%
Dice	33,589	40,859	(7,270)	(18)%
Total Bookings	$65,963	$69,245	$(3,282)	(5)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q2 2026	Q2 2025	$ Change	% Change
ClearanceJobs	$28,255	$26,026	$2,229	9%
Dice	$15,899	$15,434	$465	3%

	YTD 2026	YTD 2025	$ Change	% Change
ClearanceJobs	$27,770	$25,916	$1,854	7%
Dice	$15,682	$15,909	$(227)	(1)%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue(1):	Q2 2026	Q2 2025	YTD 2026	YTD 2025
ClearanceJobs	87%	87%	86%	90%
Dice	66%	75%	66%	72%

Renewal Rate on Count(2):
ClearanceJobs	68%	77%	69%	78%
Dice	56%	66%	56%	68%

(1) Represents the annual contract value renewed for all recruitment package contracts up for renewal in the period.
(2) Represents the total number of recruitment package contracts that renewed relative to the total number of recruitment package contracts up for renewal in the period.

	Retention Rates[1]
	Q2 2026	Q2 2025	YTD 2026	YTD 2025
ClearanceJobs	110%	103%	106%	105%
Dice	98%	102%	98%	96%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the annual contract value renewed, relative to the previous annual contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	June 30, 2026	June 30, 2025	Change	% Change
ClearanceJobs	1,735	1,868	(133)	(7)%
Dice	3,702	4,365	(663)	(15)%

	Deferred Revenue and Backlog[1]
	June 30, 2026	December 31, 2025	$ Change	% Change	June 30, 2025	$ Change	% Change
Deferred Revenue	$41,459	$39,939	$1,520	4%	$46,858	$(5,399)	(12)%
Contractual commitments not invoiced	50,819	59,632	(8,813)	(15)%	54,316	(3,497)	(6)%
Backlog	$92,278	$99,571	$(7,293)	(7)%	$101,174	$(8,896)	(9)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share
	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Reconciliation of Diluted Earnings (Loss) Per Share to Non-GAAP Earnings per Share:
Diluted earnings (loss) per share	$0.06	$(0.02)	$0.10	$(0.23)
Non-cash stock-based compensation(1)	0.02	0.03	0.05	0.06
Non-cash stock-based compensation, tax impact(2)	(0.01)	(0.01)	(0.01)	(0.01)
Impairments(1)	—	—	—	0.17
Severance, professional fees and related costs(1)	0.02	0.01	0.04	0.03
Severance, professional fees and related costs, tax impact(2)	—	—	(0.01)	(0.01)
Restructuring(1)	—	0.09	—	0.14
Restructuring, tax impact(2)	—	(0.02)	—	(0.04)
Discrete tax items(3)	(0.01)	(0.01)	—	—
Other(4)	0.01	—	—	—
Non-GAAP earnings per share	$0.09	$0.07	$0.17	$0.11

Weighted average shares outstanding used in computing diluted earnings (loss) per share	42,093	45,354	42,218	45,429
Weighted average shares outstanding used in computing non-GAAP earnings per share	42,093	45,608	42,218	45,861

(1) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(2) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for the three and six month periods ended June 30, 2026 and 2025. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(3) Discrete tax items resulted from the tax impacts of stock-based compensation awards for the three month periods ended June 30, 2026 and 2025.
(4) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Free Cash Flow[1]
	Q2 2026	Q2 2025	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$6,098	$6,866	$(768)	(11)%
Less:
Capitalized development costs[2]	1,567	1,900	(333)	(18)%
Other fixed asset purchases	43	125	(82)	(66)%
Total fixed asset purchases	1,610	2,025	(415)	(20)%
Free Cash Flow	$4,488	$4,841	$(353)	(7)%

	YTD 2026	YTD 2025	$ Change	% Change
Cash provided by operating activities	$14,509	$9,114	$5,395	59%
Less:
Capitalized development costs[2]	3,189	3,868	(679)	(18)%
Other fixed asset purchases	69	317	(248)	(78)%
Total fixed asset purchases	3,258	4,185	(927)	(22)%
Free Cash Flow	$11,251	$4,929	$6,322	128%

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q2 2026	Q2 2025	YTD 2026	YTD 2025
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$2,597	$(841)	$4,129	$(10,592)
Interest expense	687	619	1,240	1,279
Income tax expense (benefit)	511	(1,080)	1,467	(1,206)
Depreciation	2,450	3,761	5,247	7,745
Amortization	303	—	538	—
Non-cash stock based compensation	928	1,536	2,079	2,599
Loss (income) from equity method investment	17	37	40	(27)
Impairment of goodwill	—	—	—	7,800
Severance, professional fees and related costs	823	246	1,720	1,391
Restructuring	—	4,216	—	6,486
Adjusted EBITDA	$8,316	$8,494	$16,460	$15,475

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$6,098	$6,866	$14,509	$9,114
Interest expense	687	619	1,240	1,279
Amortization of deferred financing costs	(42)	(36)	(78)	(72)
Income tax expense (benefit)	511	(1,080)	1,467	(1,206)
Deferred income taxes	(430)	184	(835)	398
Change in accrual for unrecognized tax benefits	(20)	364	(40)	332
Change in accounts receivable	(2,546)	(5,686)	(2,844)	(4,387)
Change in deferred revenue	3,031	3,808	(1,520)	(1,402)
Severance, professional fees and related costs	823	246	1,720	1,391
Restructuring	—	4,216	—	6,486
Changes in working capital and other	204	(1,007)	2,841	3,542
Adjusted EBITDA	$8,316	$8,494	$16,460	$15,475

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the three months ended June 30, 2026
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,612	$1,820	$(3,324)	$3,108
Interest expense	—	—	687	687
Depreciation	537	1,913	—	2,450
Amortization	303	—	—	303
Non-cash stock based compensation	130	242	556	928
Loss from equity method investment	—	—	17	17
Severance, professional fees and related costs	413	201	209	823
Adjusted EBITDA	$5,995	$4,176	$(1,855)	$8,316

Reconciliation of Adjusted EBITDA Margin:
Revenue	$15,554	$15,787	$—	$31,341

Income (loss) before income taxes	$4,612	$1,820	$(3,324)	$3,108
Income (loss) before income taxes margin(1)	30%	12%	n.m.	10%

Adjusted EBITDA	$5,995	$4,176	$(1,855)	$8,316
Adjusted EBITDA margin(1)	39%	26%	n.m.	27%

	For the three months ended June 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,606	$(2,952)	$(3,575)	$(1,921)
Interest expense	—	—	619	619
Depreciation	881	2,880	—	3,761
Non-cash stock based compensation	213	534	789	1,536
Income from equity method investment	—	—	37	37
Severance, professional fees and related costs	—	(137)	383	246
Restructuring	372	3,844	—	4,216
Adjusted EBITDA	$6,072	$4,169	$(1,747)	$8,494

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,626	$18,401	$—	$32,027

Income (loss) before income taxes	$4,606	$(2,952)	$(3,575)	$(1,921)
Income (loss) before income taxes margin(1)	34%	(16)%	n.m.	(6)%

Adjusted EBITDA	$6,072	$4,169	$(1,747)	$8,494
Adjusted EBITDA margin(1)	45%	23%	n.m.	27%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the six months ended June 30, 2026
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$9,149	$3,601	$(7,154)	$5,596
Interest expense	—	—	1,240	1,240
Depreciation	1,231	4,016	—	5,247
Amortization	538	—	—	538
Non-cash stock based compensation	285	568	1,226	2,079
Income (loss) from equity method investment	—	—	40	40
Severance, professional fees and related costs	443	328	949	1,720
Adjusted EBITDA	$11,646	$8,513	$(3,699)	$16,460

Reconciliation of Adjusted EBITDA Margin:
Revenue	$29,550	$31,484	$—	$61,034

Income (loss) before income taxes	$9,149	$3,601	$(7,154)	$5,596
Income (loss) before income taxes margin(1)	31%	11%	n.m.	9%

Adjusted EBITDA	$11,646	$8,513	$(3,699)	$16,460
Adjusted EBITDA margin(1)	39%	27%	n.m.	27%

	For the six months ended June 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$9,125	$(11,292)	$(9,631)	$(11,798)
Interest expense	—	—	1,279	1,279
Depreciation	1,576	6,169	—	7,745
Non-cash stock based compensation	420	991	1,188	2,599
Income (loss) from equity method investment	—	—	(27)	(27)
Impairment of Goodwill	—	7,800	—	7,800
Severance, professional fees and related costs	284	85	1,022	1,391
Restructuring	372	3,844	2,270	6,486
Adjusted EBITDA	$11,777	$7,597	$(3,899)	$15,475

Reconciliation of Adjusted EBITDA Margin:
Revenue	$27,003	$37,325	$—	$64,328

Income (loss) before income taxes	$9,125	$(11,292)	$(9,631)	$(11,798)
Income (loss) before income taxes margin(1)	34%	(30)%	n.m.	(18)%

Adjusted EBITDA	$11,777	$7,597	$(3,899)	$15,475
Adjusted EBITDA margin(1)	44%	20%	n.m.	24%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

A reconciliation of Adjusted EBITDA Margin for the three and six months ended June 30, 2026 and 2025 follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$31,341	$32,027	$61,034	$64,328

Net income (loss)	$2,597	$(841)	$4,129	$(10,592)
Net income (loss) margin(1)	8%	(3)%	7%	(16)%

Adjusted EBITDA	$8,316	$8,494	$16,460	$15,475
Adjusted EBITDA Margin(1)	27%	27%	27%	24%
(1) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance, professional fees and related costs, and restructuring charges. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.